UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

GEORGE PERLEGOS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued on May 11, 2007.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold/Andrew Cole: 415-618-8750

ISS RECOMMENDS ELECTION OF BRIAN BEAN AND REMOVAL
OF CHAIHO KIM FROM ATMEL BOARD

New Green Proxy Card Mailed to Shareholders Enables
Removal of Individual Atmel Directors

San Jose, Calif., May 11, 2007 – The Independent Nominees to the Board of Directors of Atmel Corporation (Nasdaq: ATML) (the “Independent Nominees”) today announced that Institutional Shareholder Services (“ISS”) has changed its prior recommendation. ISS is now recommending that Atmel shareholders elect Independent Nominee Brian S. Bean to the Atmel board and remove Chaiho Kim, one of Atmel’s incumbent directors. The Independent Nominees have mailed a new proxy card to all Atmel shareholders of record as of April 5, 2007 to enable them to vote for either the entire slate of Independent Nominees or a partial slate.

In recommending the election of Mr. Bean, ISS stated:

  “…Mr. Bean has more than 17 years of technology investment banking experience, most recently as Vice Chairman, Co-Head of Investment Banking and the Head of Technology Banking and Montgomery & Co. Prior to that he served as the Managing Director, Co-Head of Corporate Finance and Head of Global Technology Banking at Robertson, Stephens & Co.”

  “...his background should be a valuable addition to the board…”

ISS also noted the strong need for independent oversight of the Atmel Board, stating:

  “…we are wary of the incumbent board members ability to provide the necessary oversight.”

  “[Mr. Bean’s election] would send a strong message to the incumbent board to exercise due care in providing management oversight.”

  “…the board seemingly acted in undue haste to appoint Mr. Steven Laub as the new CEO.”

  “[w]hile we are supportive of the Company’s decision to add two new independent directors, we question the timing of such an announcement.”

In a joint statement, the Independent Nominees said: “ISS’s recommendation underscores the need for immediate, independent oversight of the Atmel board and clearly states that Atmel needs three new independent Atmel directors. While we applaud the recommendation of Brian Bean, we reject the notion that Laub and Shugishita can be trusted to deliver on their questionably-timed promise to appoint two new, so-called ‘independent’ directors.

“Shareholders should remember – as ISS clearly forgot – that it was the Laub and Sugishita team who reduced the size of the Atmel board in the first place in order to further entrench itself. We believe Atmel’s recent announcement that it will expand the board is a desperate ploy to add new unelected members handpicked by Laub and Sugishita and dilute the potential effectiveness of any new Independent Nominees.”

Removing Atmel’s Oversight Problem

The root of Atmel’s oversight problem is its Chairman, David Sugishita, and he must be removed as part of any effort of improve oversight on Atmel’s board. The biggest single action taken by Sugishita was the hiring of Laub as CEO. This decision and the process by which it occurred were clearly flawed. As ISS noted:

  “[w]e are also concerned about the board’s process leading to Mr. Laub’s appointment.”

  “…we believe that the board seemingly acted in undue haste to appoint Mr. Steven Laub as the new CEO.”

  “…the board did not undertake a CEO search…”

  “[the board], instead of appointing an interim CEO until the results of the scheduled special meeting were available, opted for 24 months employment contract with Mr. Laub.”

In addition, Sugishita was present on the board for every single ethical failure noted in the ISS report.

ISS also notes its prior decision to withhold recommendation at last year’s annual meeting for Messrs. Fougere and Thomas. At a minimum, it seems obvious that all three of these directors should be removed, in addition to Mr. Kim, to allow for appropriate oversight.

The Independent Nominees stated: “To get new, truly independent oversight of the Atmel board – which ISS agrees is necessary – shareholders need look no further than the Independent Nominees standing for election next Friday. Contrary to Atmel’s repeated misleading statements, none of us has a prior relationship of any kind with George Perlegos. In fact, none of us had ever met Mr. Perlegos before he called a Special Meeting. We have no conflicts or hidden agendas and have the same clear and simple interest as all Atmel shareholders – increasing the stock price.”

The Independent Nominees continued: “With a significant presence on the board, we can assure the swift implementation of our plan – the only plan – to create a leading pure-play microcontroller company and achieve margins in excess of 50 percent. The retention of low margin, low growth businesses – as current management plans under its professed strategy – will preclude current management from delivering any meaningful margin improvements.

“Without significant change at the top, shareholders can expect the Laub-Sugishita team to continue on the same trajectory they have been on for their two full quarters of leadership – an average quarterly decline of 4.5% in revenues and a paltry sum of $35M in total cash generation (down 80% from the comparable year-ago period). The systematic financial deterioration of this company is clearly to the detriment of all Atmel shareholders.”

ATMEL SHAREHOLDERS ARE STRONGLY URGED TO SIGN AND RETURN THE NEW GREEN PROXY CARD, EVEN IF THEY SIGNED AND RETURNED THE PREVIOUS PROXY CARD. Atmel shareholders can review the Independent Nominees’ plan, credentials and other important information at www.improveatmel.com or www.sec.gov.

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This press release contains forward looking statements which are included solely for the purpose of illustrating how the nominees plan to increase shareholder value so that you can cast an informed vote at the May 18, 2007 Special Meeting of Shareholders. As you know, predictions of future results are inherently uncertain and future results may differ materially from those set forth in these forward looking statements. While these forward looking statements were prepared based on the best information available to George Perlegos and the nominees, they were not prepared with the benefit of access to the company’s books and records and the accuracy and completeness of financial and other information obtained from publicly available sources and used in preparing these forward looking statements has not been independently verified. As a result, there can be no assurance that the estimates and assumptions underlying these forward looking statements conform to the current state of affairs at the company, that the nominees, if elected and having the benefit of access to the company’s books and records, will not determine that the best interests of shareholders require that modifications be made to the implementation of their plan to increase shareholder value or that the results or performance of the company as a result of the implementation of the nominees’ plan to increase shareholder value, whether or not modified, will not differ materially from the forward looking statements contained in this press release.

This press release constitutes proxy solicitation material and is intended solely to inform shareholders so that they may cast an informed vote at the Special Meeting of Shareholders. Except as provided by the federal securities laws, this press release may not be relied upon or used for any other purpose, including for purposes of making an investment decision with respect to the company’s securities.

Shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies filed by George Perlegos for use at the May 18, 2007 Special Meeting of Shareholders because they contain important information. The definitive proxy statement and a form of proxy have been mailed to shareholders of the company and, along with other relevant documents, are available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Mackenzie Partners, Inc. by telephone at (800) 322-2885 or by e-mail at

proxy@mackenziepartners.com. Information relating to George Perlegos and the nominees, who are the participants in the proxy solicitation, is contained or referred to in the definitive proxy statement.